EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Employee Stock Purchase Plan and Stock Incentive Plan of our reports dated March 21, 1997, with respect to the consolidated financial statements and schedule of First Aviation Services Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997.

Our audits also included the financial statement schedule of First Aviation Services Inc. listed in Item 14b. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                       ERNST & YOUNG LLP


San Francisco, California
April 25, 1997